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                                                                    EXHIBIT 10.9

                                STOCK OPTION AGREEMENT

This Stock Option Agreement ("Agreement") dated as of August 1, 1997 by and between MICHIGAN BREWERY, INC., A MICHIGAN CORPORATION, whose address is 550 S. Wisconsin, P.O. Box 1430, Gaylord, MI 49735 hereinafter referred to as "Company" and MICHAEL G. EYDE, an individual, whose address is 6250 W. Michigan Avenue, Lansing, MI 48917 hereinafter referred to as "Holder".

                                W I T N E S S E T H :

     WHEREAS, the Company has the authority to issue additional shares of the Company's common stock (all of the Company's shares of common stock being hereinafter referred to as "Common Stock");

     WHEREAS, Holder has provided valuable services to the Company by, among other things, assisting the Company to obtain a construction loan to enable the Company to construct a new microbrewery/restaurant on property owned by the Company in Auburn Hills, Michigan, and by allowing a partnership in which Holder is the managing general partner to act as co-borrower on such construction loan;

     WHEREAS, the Company desires to grant Holder an option to purchase a portion of the Company's Common Stock, upon the price, terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the terms and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   OPTION.

          Holder shall have the right, at his sole and absolute option, to purchase on terms and conditions hereinafter set forth, all or any part of the aggregate of 50,000 shares of Common Stock of the Company (collectively, the "Option Shares") at the purchase price of $5.00 per share (the "Option Price"). Such right is hereinafter referred to as the "Option".

2.   EXERCISE; EXPIRATION DATE.

          The Stock Option may be exercised only during the period (the "Exercise Period") beginning on the date of the execution of this Agreement and ending on the Expiration Date (as defined herein). In addition, the Stock Option may only be exercised within the thirty day period following (a) the filing by the Company with the Securities and Exchange Commission ("SEC") during the Exercise Period of each of its quarterly reports on Form 10-Q (or 10-QSB, if applicable) or (b) the filing by the Company with the SEC during the Exercise Period of each of its annual reports on Form 10-K (or 10-KSB, if applicable). The Option may be exercised in whole or in part, at the option of Holder, on or before the Expiration Date (hereinafter defined) by delivering to the Company written notice of Holder's exercise ("Exercise Notice") stating the amount of Option Shares to be purchased thereby, accompanied by a check ("Check") made payable to the order of the Company for the aggregate sum due for the Option Shares then being purchased. An Exercise Notice, once delivered, may not be canceled or withdrawn without the written consent of the Company. As soon as practicable thereafter, and in any event within ten (10) business days of the Company's receipt of the Exercise Notice and a Check, the Company shall issue and deliver to Holder a certificate representing the Option Shares being purchased pursuant to such Exercise Notice. Each such certificate shall bear a legend substantially similar to the following:


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          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933 OR ANY STATE SECURITIES ACT. THEY MAY NOT BE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER ALL SUCH APPLICABLE ACTS OR THE TRANSFER SATISFIES AVAILABLE EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. THE COMPANY SHALL HAVE NO OBLIGATION TO TRANSFER THESE SECURITIES ON ITS BOOKS AND RECORDS UNLESS IT RECEIVES THE OPINION OF COUNSEL TO THE TRANSFEROR, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT VIOLATION OF SUCH REGISTRATION REQUIREMENTS, OR UNLESS THE TRANSFEROR DEMONSTRATES TO THE REASONABLE SATISFACTION OF COUNSEL FOR THE COMPANY THAT THE TRANSFER IS MADE IN COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          Simultaneously, Holder shall deliver to the Company an acknowledgment in writing that the shares have not been registered pursuant to the Securities Act of 1933 or any applicable state securities law, an acknowledgment that such shares are being acquired for investment and with no current intention to resell, distribute, fractionalize or subdivide such shares, an undertaking not to sell or transfer such shares unless they are registered under the Securities Act of 1933 and all applicable state securities laws or such transfer is exempt from the registration provisions thereof, and an acknowledgment that the Company will issue stop transfer instructions to its transfer agent to prohibit the transfer of the shares represented by such certificates in violation of the foregoing restrictions. In the case of an exercise for less than all of the Option Shares permitted to be purchased hereunder, the Holder shall reserve the right to exercise the Option at any time and from time to time prior to the Expiration Date for the remainder of the Option Shares.

3.   STOCK DIVIDEND/DISTRIBUTION.

          In case the Company shall declare a stock dividend or other distribution upon its common stock payable in common stock of the Company, then the total maximum number of Option Shares issuable upon the exercise of this Option shall be increased by an amount equal to the number of shares of common stock which would have been issued to Holder as a result of the issuance of such dividend or other distribution if, immediately prior to the record date relating to such dividend or other distribution, Holder had Option Shares then remaining subject to purchase. The Option Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced.

4.   STOCK SPLIT/COMBINATION.

          In case the Company shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Option Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of share, the Option Price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the Option Price pursuant to this Section 4, Holder shall thereafter be entitled to purchase, at the then applicable Option Price, the number of shares obtained by multiplying the Option Price in effect immediately prior to adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the applicable Option Price resulting from such adjustment.


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5.   EXPIRATION DATE.

          The term "Expiration Date" shall mean five (5) years from the date of execution of this Agreement, at 5:00 P.M. Detroit time on such date or if such date shall be a federal holiday, a Saturday or a Sunday, then 5:00 P.M. Detroit time the next following day which is not a federal holiday, a Saturday or a Sunday.

6.   ASSIGNABILITY.

          The Option granted herein may not be pledged, assigned, transferred, sold or otherwise disposed of by Holder without the prior written consent of the Company other than to Holder's family trusts, family members, household members, estate trusts, retirement plans or by will or by the laws of descent and distribution.

7.   NOTICE.

          Any notice and other communication given pursuant to the provisions of this Agreement shall be in writing and shall be given (i) by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, (ii) by hand, providing for receipted delivery, or (iii) by reputable overnight courier providing for receipted delivery. Except as may be expressly otherwise provided in this Agreement, any such notice or other communication given by mail shall be deemed given two (2) business days after same is mailed and any such notice or other communication given by hand or overnight courier as aforesaid shall be deemed given when received or when receipt is refused. If sent to the Company, such notices or other communication shall be sent to the Company at 550 S. Wisconsin, P.O. Box 1430, Gaylord, MI 49735, or at such other address or addresses as the Company may hereafter designate by notice to Holder. If sent to Holder, such notices or other communications shall be sent to Holder at 6250 W. Michigan Avenue, Lansing, MI 48917, or at such other address or addresses as Holder may hereafter designate by notice to the Company.

8.   GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with, the laws of the State of Michigan, without giving effect to any conflicts of laws.

9.   SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of the Company and Holder and their respective successors and permitted assigns.

10.  ENTIRE AGREEMENT.

          This Agreement constitutes the entire agreement of the Company and Holder as to its subject matter and supersedes any previous written or oral agreement or understanding between the Company and Holder with respect to such subject matter.

11.  COUNTERPARTS.

          This Agreement may be executed in duplicate originals, each of which when taken together shall be deemed an original.


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12.  AMENDMENT.

          This Agreement may not be modified except in a writing signed by both parties hereto.

                                        MICHIGAN BREWERY, INC.



/s/ Michael G. Eyde                     By:   /s/ William Rolinski
------------------------                   --------------------------
Michael G. Eyde
                                        Name:  William Rolinski
                                        Title: President